UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 2, 2009

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In connection with our Registration Statement on Form S-3 filed on June 25, 2009 (the “S-3”), and the amendment thereto filed on July 28, 2009, we have updated and supplemented the risk factors in our Annual Report on Form 10-K.

RISK FACTORS

The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of such risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Relating to our Business and Industry

The semiconductor industry has historically been highly cyclical, and industry downturns reduce net sales and profits.

Our business depends on the purchasing patterns of semiconductor manufacturers, which, in turn, depend on the current and anticipated demand for semiconductors and products utilizing semiconductors. The semiconductor industry has historically been highly cyclical with periodic significant downturns, which often have resulted in significantly decreased expenditures by semiconductor manufacturers. Even moderate cyclicality can cause our operating results to fluctuate significantly from one period to the next. We experienced significant revenue deterioration due to a severe downturn in both the capital and unit-driven segments of the semiconductor industry that began during the second half of 2008. We are unable to predict the ultimate duration and severity of this downturn or the timing or extent of a recovery, if any, for the semiconductor industry.

Furthermore, in periods of reduced demand, we must continue to maintain a satisfactory level of engineering, research and development expenditures and continue to invest in our infrastructure. At the same time, we have to manage our operations to be able to respond to any significant increases in demand, if they occur. In addition, because we typically do not have significant backlog, changes in order patterns have a more immediate impact on our revenues. We expect the semiconductor industry to continue to be cyclical. During downturns our revenue is reduced, and there is likely to be an increase in pricing pressure, affecting both gross margin and net income. Such fluctuations in our results could cause our stock price to decline significantly. We believe that period-to-period comparisons of our results of operations may not be meaningful, and you should not rely upon them as indicators of our future performance.

The semiconductor industry is subject to rapid demand shifts, which are difficult to predict. As a result, our inability to meet demand in response to these rapid shifts may cause a reduction in our market share.

Our ability to increase sales of our products, particularly our capital equipment products, depends in part upon our ability to ramp up the use of our manufacturing capacity for such products in a timely manner and to mobilize our supply chain. In order to meet the demands of our customers, we may be required to ramp up our manufacturing capacity in as little as a few  months. If we are unable to expand our manufacturing capacity on a timely basis or manage such expansion effectively, our customers could seek such products from other suppliers, and our market share could be reduced. Because demand shifts in the semiconductor industry are rapid and difficult to foresee, we may not be able to increase capacity quickly enough to respond to any such increase in demand.

We may not be able to accurately forecast demand for our products.

We typically operate our business on a just-in-time shipment basis with a modest level of backlog and we order supplies and plan production based on internal forecasts of demand. Due to these factors, we have, in the past, and may again in the future, fail to accurately forecast demand for our products, in terms of both volume and specific products for which there will be demand. This has led to, and may in the future lead to, delays in product shipments, disappointment of customer expectations, or, alternatively, an increased risk of excess inventory and of inventory obsolescence. If we fail to accurately forecast demand for our products, our business, financial condition and operating results could be materially and adversely affected.

Semiconductor industry up-cycles may not reach historic levels and instead may reflect a lower rate of long-term growth.

Notwithstanding the severe and prolonged downturn in the semiconductor industry and the related reduction in manufacturing operations during the period from 2001 to 2003, as well as during the current period, there may still be excess manufacturing capacity. In addition, there may not be new high-opportunity applications to drive growth in the semiconductor industry, as was the case in earlier market cycles. Accordingly, the semiconductor industry may experience lower growth rates during any recovery cycle than has historically been the case and its longer-term performance may reflect this lower growth rate. We are unable to predict the duration or ultimate severity of any downturn or the growth rate of any recovery cycle that may follow.

If we are unable to maintain our technological expertise in design and manufacturing processes, we will not be able to successfully compete.

The microelectronics industry is subject to rapid technological change, changing customer requirements and frequent new product introductions. Because of this, the life cycle of our products is difficult to determine. We believe that our future success will depend upon our ability to develop and provide products that meet the changing needs of our customers, including the transition from the use of 200 mm wafers to 300 mm wafers, the shrinking of integrated circuit line-widths and the use of new classes of materials, such as copper, titanium nitride and organic and inorganic dielectric materials, which are materials that have either a low or high resistance to the flow of electricity. This requires that we successfully anticipate and respond to technological changes in manufacturing processes in a cost-effective and timely manner. Any inability to develop the technical specifications for any of our new products or enhancements to our existing products or to manufacture and ship these products or enhancements in volume in a timely manner could harm our business prospects and significantly reduce our sales. In addition, if new products have reliability or quality problems, we may experience reduced orders, higher manufacturing costs, delays in acceptance and payment, additional service and warranty expense, and damage to our reputation.

Our sales are somewhat concentrated on a small number of key customers and, therefore, our net sales and profitability may materially decline if one or more of our key customers do not continue to purchase our existing and new products in significant quantities.

We depend and expect to continue to depend on a limited number of customers for a large portion of our business, and changes in several customers’ orders could have a significant impact on our operating results. Our top ten customers accounted for 26%, 28% and 27%, of our net sales in 2008, 2007 and 2006, respectively. If any one of our key customers decides to purchase significantly less from us or to terminate its relationship with us, our net sales and profitability may decline significantly. We could also lose our key customers or significant sales to our key customers because of factors beyond our control, such as a significant disruption in our customers’ businesses generally or in a specific product line. These customers may stop incorporating our products into their products with limited notice to us and suffer little or no penalty for doing so. In addition, if any of our customers merge or are acquired, we may experience lower overall sales from the merged or surviving companies. Because one of our strategies has been to develop long-term relationships with key customers in the product areas in which we focus, and because we have a long product design and development cycle for most of our products and prospective customers typically require lengthy product qualification periods prior to placing volume orders, we may be unable to replace these customers quickly or at all.

We are subject to order and shipment uncertainties and many of our costs are fixed, and, therefore, any significant changes, cancellations or deferrals of orders or shipments could cause our net sales and profitability to decline or fluctuate.

We do not usually obtain long-term purchase orders or commitments from our customers. Instead, we work closely with our customers to develop non-binding forecasts of the future volume of orders. Customers may cancel their orders, change production quantities from forecasted volumes or delay production for reasons beyond our control. Order cancellations or deferrals could cause us to hold inventory for longer than anticipated, which could reduce our profitability, restrict our ability to fund our operations and cause us to incur unanticipated reductions or delays in our revenue. Our customers often change their orders multiple times between initial order and delivery. Such changes usually relate to quantities or delivery dates, but sometimes relate to the specifications of the products we are supplying. If a customer does not pay for these products, we could incur significant charges against our income. In addition, our profitability may be affected by the generally fixed nature of our costs. Because a substantial portion of our costs is fixed, we may experience deterioration in gross margins when volumes decline. From time to time, we make capital investments in anticipation of future business opportunities. If we are unable to obtain the anticipated business, our revenue and profitability may decline.

Competition from existing or new companies in the microelectronics industry could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.

We operate in a highly competitive industry. We compete against many domestic and foreign companies that have substantially greater manufacturing, financial, research and development and marketing resources than we do. In addition, some of our competitors may have more developed relationships with our existing customers than we do, which may enable them to have their products specified for use more frequently by these customers. We also face competition from the manufacturing operations of our current and potential customers, who continually evaluate the benefits of internal manufacturing versus outsourcing. As more original equipment manufacturers dispose of their manufacturing operations and increase the outsourcing of their products to liquid and gas delivery system and other component companies, we may face increasing competitive pressures to grow our business in order to maintain our market share. If we are unable to maintain our competitive position, we could experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and a loss of market share. Further, we expect that existing and new competitors will improve the design of their existing products and will introduce new products with enhanced performance characteristics. The introduction of new products or more efficient production of existing products by our competitors could diminish our market share and increase pricing pressure on our products. Further, customers continue to demand lower prices, shorter delivery times and enhanced product capability. If we do not respond adequately to such pressures, we could lose customers or orders. If we are unable to compete successfully, we could experience pricing pressures, reduced gross margins and order cancellation, which could have a material adverse effect on our results of operations.

Lack of market acceptance of our 300 mm shipper products as well as our other products could continue to harm our operating results.

The growing trend toward the use of 300 mm wafers has contributed to the increasing complexity of the semiconductor manufacturing process. The greater diameter of these wafers requires higher tooling costs and presents more complex handling, storage and transportation challenges. We have made substantial investments to complete a full line of 300 mm wafer shipping products, but there is no guarantee that our customers will adopt our 300 mm wafer shipping product lines as they convert existing 200 mm wafer fabrication facilities to the fabrication of 300 mm wafers or build new 300 mm wafer fabrication facilities. Sales of our shipping products for these applications has to date and could continue in the future be minimal and we might not recover our development costs.

Semiconductor and other electronic device manufacturers may direct semiconductor capital equipment manufacturers to use a specified supplier’s product in their equipment. Accordingly, our success depends in part on our ability to have semiconductor and other electronic device manufacturers specify that our products be used at their fabrication facilities. Some of our competitors may have more developed relationships with semiconductor and other electronic device manufacturers, which enable them to have their products specified for use in manufacturers’ fabrication facilities.

We may acquire other businesses, form joint ventures or divest businesses that could negatively affect our profitability, increase our debt and dilute your ownership of our company.

As part of our business strategy, we have, and we expect to continue to address gaps in our product offerings, diversify into complementary product markets or pursue additional technology and customers through acquisitions, joint ventures or other types of collaborations. We also expect to adjust our portfolio of businesses to meet our ongoing strategic objectives. As a result, we may enter markets in which we have no or limited prior experience and may encounter difficulties in divesting businesses that no longer meet our objectives. Competition for acquiring attractive businesses in our industry is substantial. In executing this part of our business strategy, we may experience difficulty in identifying suitable acquisition candidates or in completing selected transactions at appropriate valuations. Alternatively, we may be required to undertake multiple transactions at the same time in order to take advantage of acquisition opportunities that do arise; this could strain our ability to effectively execute and integrate these transactions. We would consider a variety of financing alternatives for each acquisition which could include borrowing additional funds, reducing our cash balances or issuing additional shares of our common stock to complete an acquisition. This could impair our liquidity and dilute your ownership of our company. Further, we may not be able to successfully integrate any acquisitions that we do make into our existing business operations and we could assume unknown or contingent liabilities or experience negative effects on our reported results of operations from dilutive results from operations and/or from future potential impairment of acquired assets including goodwill related to future acquisitions. We may experience difficulties in operating in foreign countries or over significant geographical distances and in retaining key employees or customers of an acquired business, and our management’s attention could be diverted from other business issues. We may not identify or complete these transactions in a timely manner, on a cost-effective basis or at all, and we may not realize the benefits of any acquisition or joint venture.

Risks Related to Our Borrowings

Our Restated Credit Agreement contains financial covenants that we may not be able to meet.

Our amended and restated credit agreement (the “Restated Credit Agreement”) among us and Poco Graphite, Inc. (“Poco”), as borrowers, Wells Fargo Bank, National Association, as agent, and certain other banks, as lenders, contains various financial covenants that limit our ability to purchase capital equipment to no more than $16 million in 2009 and no more than $20 million in 2010; requires that we maintain a minimum level of cash in the United States; and achieve certain levels of EBITDA during 2009 and the first quarter of 2010. Beginning in the second quarter of 2010, the Restated Credit Agreement requires that we maintain certain cash flow leverage and fixed charge coverage ratios. We cannot be sure that we will be able to meet these financial covenants in our Restated Credit Agreement.

The financial covenants in our Restated Credit Agreement measure our EBITDA over time. If our revenues are not sufficient, we could be required to significantly reduce operating expenses in order to comply with these financial covenants. We cannot assure you that we will be successful in generating sufficient revenues or implementing additional operating expense reductions (if needed) on a timely basis, or at all, that any actions we take would be sufficient to avoid a default under the Restated Credit Agreement, or that any additional operating expense reductions will not have a lasting material adverse impact on our results of operations or long-term business prospects. Furthermore, if management is unsuccessful in implementing sufficient additional operating expense reductions or otherwise ensuring that we are in compliance with the financial covenants in our Restated Credit Agreement, after the expiration of applicable notice or grace periods, the lenders could accelerate any amounts outstanding under the Restated Credit Agreement and exercise their other remedies. In addition, we may not be able to refinance such indebtedness through the proceeds of debt or equity issuances or otherwise, on reasonable terms, on a timely basis, or at all.

If we do not generate sufficient cash, our ability to operate may be impeded.

As of June 27, 2009 we had $84 million of cash and cash equivalents which represented a decrease of $30.1 million from the $115 million of cash and cash equivalents that we had as of December 31, 2008. During the six months ended June 27, 2009 we consumed $6.3 million of net cash to conduct our business operations; this compares with $30 million of positive cash generated by our business operations during the first six months of 2008 and $66.3 million of positive cash generated by our business operations during the entire of fiscal 2008. As of June 27, 2009 we had drawn down all of the funds then available under the Restated Credit Agreement. If the Company’s future financial performance fails to generate sufficient cash to meet our working capital needs, then we will have to take significant further measures to reduce net cash expenditures. If we are unable to generate sufficient cash by these means, we may be required to seek additional debt or equity financing or sell assets in order to have sufficient liquidity to meet our obligations or for our operations. We cannot assure you that we will be able to raise additional funds in a timely manner, on reasonable terms, or at all.

In addition, if we are unable to meet the financial covenants under the Restated Credit Agreement, then we will be in default and our lenders may pursue their remedies under the Restated Credit Agreement including taking control of our domestic cash receipts from the collection of our receivables as well as certain other assets. In this event, the Company’s ability to conduct business could be severely impeded as there can be no assurance that funds adequate in amount and timing would be available to meet the Company’s liquidity requirements.

We may need to raise additional capital or sell assets in order to pay off the balance on our Restated Credit Agreement when it becomes due in November 2011.

Obligations under our Restated Credit Agreement are due in November 2011. To the extent that our cash flows from operations are not adequate to pay off the balance on our Restated Credit Agreement, we will be required to raise additional debt or equity capital (including convertible securities) or sell our assets. We cannot assure you that if such additional capital or funds were necessary, they would be available on reasonable terms, on a timely basis or at all.

Our Restated Credit Agreement contains restrictions that limit our flexibility in raising capital and operating our business.

Our Restated Credit Agreement restricts our ability to raise additional capital, requires that we use the proceeds of certain permitted financings to repay amounts outstanding under our Restated Credit Agreement and provides for a reduction in our borrowing base following certain permitted financings.

The borrowing base under our Restated Credit Agreement supports $129.5 million in outstanding borrowings and $1.3 million in undrawn letters of credit as of August 12, 2009. Our ability to borrow could be further restricted if the levels of our qualifying U.S. accounts receivable and inventories and/or the value of our property plant and equipment were to decline from current levels, including the step downs provided in the Restated Credit Agreement. Our Restated Credit Agreement also contains various covenants that limit our ability to engage in specified types of transactions including, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments or acquisitions;

•	engage in certain hedging transactions, including foreign currency exchange risk hedging transactions;

•	sell certain assets;

•	create liens;

•	materially change the nature and manner in which we conduct our business;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

The limitations described above may prevent us from engaging in transactions which might otherwise be beneficial to us. Further, a breach of any of the covenants contained in our Restated Credit Agreement could result in a default under the Restated Credit Agreement. If any such default occurs, the lenders under our Restated Credit Agreement may elect, after the expiration of any applicable notice or grace periods, to declare all outstanding borrowings, together with accrued and unpaid interest and other amounts payable thereunder, to be immediately due and payable. The lenders under our Restated Credit Agreement also have the right to terminate any commitments they have to provide further borrowings. In addition, following an event of default under the Restated

Credit Agreement, the lenders have the right to proceed against the collateral granted to them to secure our obligations under the Restated Credit Agreement, including receivables from the sale of our products and certain other assets, which could severely impede our ability to operate our business. If our obligations under the Restated Credit Agreement were accelerated, our assets may not be sufficient to repay our obligations in full and we cannot assure you that we would be able to refinance such debt on reasonable terms, on a timely basis or at all.

Our significant level of debt, including debt outstanding under our Restated Credit Agreement, could have important consequences for our business and any investment in our securities.

As of June 27, 2009, we had outstanding total indebtedness of $151.7 million. This indebtedness could have important consequences for our business and any investment in our securities, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness; restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	exposing us to the risk of increased interest rates as our borrowings are at variable rates of interest;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Manufacturing Risks

Our dependence on single and limited source suppliers could affect our ability to manufacture our products.

We rely on single or limited source suppliers for some plastic polymers and petroleum coke that are critical to the manufacturing of our products. At times, we have experienced a limited supply of certain polymers as well as the need to substitute polymers, resulting in delays, increased costs and the risks associated with qualifying new polymers with our customers. An industry-wide increase in demand for these polymers could affect the ability of our suppliers to provide sufficient quantities to us. If we are unable to obtain an adequate quantity of such supplies, our manufacturing operations may be interrupted.

In addition, suppliers may discontinue production of polymers specified in certain of our products, requiring us in some instances to certify an alternative with our customers. If we are unable to obtain an adequate quantity of such supplies for any reason, our manufacturing operations may be adversely affected. Obtaining alternative sources would likely result in increased costs and shipping delays, which could decrease profitability and damage our relationships with current and potential customers.

Prices for polymers can vary widely. In the volatile oil price environment, some suppliers have added and may in the future add surcharges to the prices of the polymers we purchase. While we have long-term arrangements with certain key suppliers of polymers that fix our price for purchases up to specified quantities, if our polymer requirements exceed the quantities specified, we could be exposed to higher material costs. If the cost of polymers increases and we are unable to correspondingly increase the sales price of our products, our profit margins will decline.

Our graphite synthesis process requires petroleum coke that meets specified criteria. While there are multiple suppliers for this petroleum coke, the sources are limited and our required criteria may cause the price of this petroleum coke to increase.

Our production processes are becoming increasingly complex, and our production could be disrupted if we are unable to avoid manufacturing difficulties.

Our manufacturing processes are complex and require the use of expensive and technologically sophisticated equipment and materials. These processes are frequently modified to improve manufacturing yields and product quality. We have, on occasion, experienced manufacturing difficulties, such as temporary shortages of raw materials and occasional critical equipment breakdowns that have delayed deliveries to customers. A number of our product lines are manufactured at only one or two facilities, and any disruption could impact our sales until another facility could commence or expand production of such products.

Our manufacturing operations are subject to numerous risks, including the introduction of impurities in the manufacturing process and other manufacturing difficulties that may not be well understood for an extended period of time and that could lower manufacturing yields and make our products unmarketable; the costs and demands of managing and coordinating geographically diverse manufacturing facilities; and the disruption of production in one or more facilities as a result of a slowdown or shutdown in another facility. We could experience these or other manufacturing difficulties, which might result in a loss of customers and exposure to product liability claims.

Our membrane manufacturing operations may be disrupted if we are unable to renew our agreement with Millipore or secure a replacement manufacturing facility.

The Second Amended and Restated Membrane Manufacturing Agreement (the “Membrane Agreement”) between us and Millipore Corporation, dated December 19, 2008, provides that our lease of space in Millipore’s Bedford, Massachusetts facility and our right to use certain manufacturing equipment owned by Millipore expires on December 31, 2010. While we are currently negotiating a renewal of these arrangements with Millipore, there can be no assurance that these negotiations will be successfully completed. In the event that we are unable to renew the Membrane Agreement, we will have to secure and outfit a replacement membrane manufacturing plant which could require significant capital investment. Under the Restated Credit Agreement we are limited to capital expenditures of $16 million in 2009 and $20 million in 2010, these limits could impair our ability to promptly secure and outfit a replacement membrane manufacturing facility, disrupt our ability to manufacture membrane filter products and otherwise adversely impact our planned capital expenditures.

We may lose sales if we are unable to timely procure, repair or replace capital equipment necessary to manufacture many of our products.

If our existing equipment fails, or we are unable to obtain new equipment quickly enough to satisfy any increased demand for our products, we may lose sales to competitors. In particular, we do not maintain duplicate tools or equipment for most of our important products. Fixing or replacing complex tools is time consuming, and we may not be able to replace a damaged tool in time to meet customer requirements. In addition, from time to time we may upgrade or add new manufacturing equipment that may require substantial lead times to build and qualify. Delays in building and qualifying new equipment could result in a disruption of our manufacturing processes and prevent us from meeting our customers’ requirements so that they would seek other suppliers.

We incur significant cash outlays over long-term periods in order to research, develop, manufacture and market new products that may never reach market or may have limited market acceptance.

We make significant cash expenditures to engineer, research, develop and market new products. For example, we incurred $40.1 million, $39.7 million and $38.1 million of engineering, research and development expense in 2008, 2007 and 2006, respectively. The development period for a product can be as long as five years. Following development, it may take an additional two to three years for sales of that product to reach a substantial level, if ever. We cannot be certain of the success of a new product. A product concept may never progress beyond the development stage or may only achieve limited acceptance in the marketplace. If this occurs, we do not receive a direct return on our expenditures and may not even realize any indirect benefits. Additionally, capacity expansion may be necessary in order to manufacture a new product. If sales levels do not increase to offset the additional fixed operating expenses associated with any such expansion, our profitability could decline and our prospects could be harmed.

We are subject to a variety of environmental laws that could cause us to incur significant expenses.

In addition to other regulatory requirements affecting our business, we are subject to a variety of federal, state, local and foreign regulatory requirements relating to the use, disposal, clean-up of, and human exposure to, hazardous chemicals. We generate and handle materials that are considered hazardous waste under applicable law. Certain of our manufacturing operations require the discharge of substantial quantities of wastewater into publicly owned waste treatment works which require us to assure that our wastewater complies with volume and content limitations. If we fail to comply with any present or future regulations, we could be subject to future liabilities or the suspension of production. In addition, compliance with these or future laws could restrict our ability to expand our facilities or build new facilities or require us to acquire costly equipment, incur other significant expenses or modify our manufacturing processes.

We are continually evaluating our manufacturing operations within our plants in order to achieve efficiencies and gross margin improvements. If we are unable to successfully manage transfers or realignments of our manufacturing operations, our ability to deliver products to our customers could be disrupted and our business, financial condition and results of operations could be adversely affected.

In order to enhance the efficiency and cost effectiveness of our manufacturing operations, we expect to move several product lines from one of our plants to another and to consolidate manufacturing operations in certain of our plants. For example, in the fourth quarter of 2008 we announced the closure of our largest North American plant, located in Chaska, Minnesota, and the transfer of its manufacturing activities to our Kulim, Malaysia and Colorado Springs, Colorado plants. Our product lines involve technically complex manufacturing processes that require considerable expertise to operate. If we are unable to effect these transfers, realignments and consolidations in a systematic manner within established schedules or if we are unable to successfully operate relocated manufacturing processes in the destination plant, production may be disrupted and we may not be able to deliver these products to meet customer orders in a timely manner, which could harm our business. There can be no assurance that these initiatives will be successful in achieving the cost savings that we anticipate.

Loss of our key personnel could harm our business because of their experience in the microelectronics industry and their technological expertise. Similarly, our inability to attract and retain new qualified personnel could inhibit our ability to operate and grow our business successfully.

We depend on the services of our key senior executives and technological experts because of their experience in the microelectronics industry and their technical expertise. The loss of the services of one or several of our key employees or an inability to attract, train and retain qualified and skilled employees, specifically research and development and engineering personnel, could result in the loss of customers or otherwise inhibit our ability to operate and grow our business successfully. In the past and currently, during downturns in the semiconductor industry our predecessor companies have, and we have, had to impose salary reductions on senior employees and freeze or eliminate merit increases in an effort to maintain our financial position. These actions may have an adverse effect on employee loyalty and may make it more difficult for us to attract and retain key personnel.

We face the risk of product liability claims.

The manufacture and sale of our products involve the risk of product liability claims. In addition, a failure of one of our products at a customer site could interrupt the business operations of the customer. Our existing insurance coverage limits may not be adequate to protect us from all liabilities that we might incur in connection with the manufacture and sale of our products if a successful product liability claim or series of product liability claims were brought against us.

If we are unable to protect our intellectual property rights, our business and prospects could be harmed.

Our future success and competitive position depend in part upon our ability to obtain and maintain proprietary technology used in our principal product families. We rely, in part, on patent, trade secret and trademark law to protect that technology. We routinely enter into confidentiality agreements with our employees. However, there can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach or that our confidential and proprietary information and technology will not be independently developed by or become otherwise known to third parties. We have obtained a number of patents relating to our products and have filed applications for additional patents. We cannot assure you that any of our pending patent applications will be approved, that we will develop additional proprietary technology that is patentable, that any patents owned by or issued to us will provide us with competitive advantages or that these patents will not be challenged by third parties. Patent filings by third parties, whether made before or after the date of our filings, could render our intellectual property less valuable. Competitors may misappropriate our intellectual property, and disputes as to ownership of intellectual property may arise. In addition, if we do not obtain sufficient international protection for our intellectual property, our competitiveness in international markets could be significantly impaired, which would limit our growth and future revenue. Furthermore, there can be no assurance that third parties will not design around our patents.

Protection of our intellectual property rights has and may continue to result in costly litigation.

We may from time to time be required to institute litigation in order to enforce our patents, copyrights or other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our rights. For example, as described in Item 3, “Legal Proceedings,” in our Annual report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Forms 10-Q for the quarters ended March 28, 2009 and June 27, 2009, we are engaged in multiple patent litigations with Pall Corporation. We intend to prosecute and defend these cases vigorously and expect that these lawsuits will continue for extended periods of time and that we will incur substantial costs in pursuing them. In addition it may become necessary for us to initiate other costly patent litigation against this or other competitors in order to protect and/or perfect our intellectual property rights. We cannot predict how any existing or future litigation will be resolved or what their impact will be on us.

If we infringe on the proprietary technology of others, our business and prospects could be harmed.

Our commercial success will depend, in part, on our ability to avoid infringing or misappropriating any patents or other proprietary rights owned by third parties. If we are found to infringe or misappropriate a third party’s patent or other proprietary rights, we could be required to pay damages to such third party, alter our products or processes, obtain a license from the third party or cease activities utilizing such proprietary rights, including making or selling products utilizing such proprietary rights. If we are required to obtain a license from a third party, there can be no assurance that we will be able to do so on commercially favorable terms, if at all. For information concerning certain litigation brought by Pall Corporation against us, see “Item 3, “Legal Proceedings,” in our Annual report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2009 and June 27, 2009. We cannot predict how any existing or future litigation will be resolved or what their impact will be on us.

International Risks

We conduct a significant amount of our sales activity and manufacturing efforts outside the United States, which subjects us to additional business risks and may cause our profitability to decline due to increased costs.

Sales to customers outside the United States accounted for approximately 71% of our net sales in 2008, 74% of our net sales in 2007, and 71% of our net sales in 2006. We anticipate that international sales will continue to account for a majority of our net sales. In addition, a number of our key domestic customers derive a significant portion of their revenues from sales in international markets. We also manufacture a significant portion of our products outside the United States and are dependent on international suppliers for many of our parts. We intend to continue to pursue opportunities in both sales and manufacturing internationally. Our international operations are subject to a number of risks and potential costs that could adversely affect our revenue and profitability, including:

•	unexpected changes in regulatory requirements that could impose additional costs on our operations or limit our ability to operate our business;

•	greater difficulty in collecting our accounts receivable and longer payment cycles than is typical in domestic operations;

•	changes in labor conditions and difficulties in staffing and managing foreign operations;

•	expense and complexity of complying with U.S. and foreign import and export regulations;

•	liability for foreign taxes assessed at rates higher than those applicable to our domestic operations; and

•	political and economic instability.

In the past, we have incurred costs or experienced disruptions due to the factors described above and expect to do so in the future. For example, our operations in Asia, and particularly Korea, Taiwan and Japan, have been negatively impacted in the past as a result of regional economic instability. In addition, Taiwan and Korea account for a growing portion of the world’s semiconductor manufacturing. There have historically been strained relations between China and Taiwan and there are continuing tensions between North Korea and South Korea and the United States. Any adverse developments in those relations could significantly disrupt the worldwide production of semiconductors, which may lead to reduced sales of our products. Furthermore, we incur additional legal compliance costs associated with our international operations and could become subject to legal penalties in foreign countries if we do not comply with local laws and regulations, which may be substantially different from those in the United States. In a number of foreign countries, some companies engage in business practices that are prohibited by U.S. law applicable to us such as the Foreign Corrupt Practices Act. Although we implement policies and procedures designed to ensure compliance with these laws, there can be no assurance that all of our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, including those based in countries where practices that violate such U.S. laws may be customary or common, will not take actions in violation of our policies. Any such violation, even if prohibited by our policies, could have an adverse effect on our business and results of operations.

We will lose sales if we are unable to obtain government authorization to export certain of our products, and we would be subject to legal and regulatory consequences if we do not comply with applicable export control laws and regulations.

Exports of certain of our products are subject to export controls imposed by the U.S. Government and administered by the U.S. Departments of State and Commerce. In certain instances, these regulations may require pre-shipment authorization from the administering department. For products subject to the Export Administration Regulations, or EAR, administered by the Department of Commerce’s Bureau of Industry and Security, or BIS, the requirement for a license is dependent on the type and end use of the product, the final destination, the identity of the end user and whether a license exception might apply. Virtually all exports of products subject to the International Traffic in Arms Regulations, or ITAR, administered by the Department of State’s Directorate of Defense Trade Controls, require a license. Certain of our products are subject to EAR and certain of our future products being developed with government funding, may be subject to ITAR. Products developed and manufactured in our foreign locations are subject to export controls of the applicable foreign nation.

Given the current global political climate, obtaining export licenses can be difficult and time-consuming. Failure to obtain export licenses for these shipments could significantly reduce our revenue and materially adversely affect our business, financial condition and results of operations. Compliance with U.S. Government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

In 2008 we acquired Poco, which may have exported products in violation of the EAR prior to our acquisition, to the extent that such products were then subject to EAR license requirements. Prior to our acquisition, Poco had filed a voluntary disclosure with BIS describing the potential violations. Subsequent to the acquisition, we caused Poco to file an amended and restated detailed voluntary disclosure with BIS providing expanded disclosure and extensive and detailed information with respect to these potential violations and our plans to implement enhanced export compliance procedures and training to assure that future export activities would be fully compliant with all applicable export laws. BIS is currently reviewing this matter and we are in discussions with them regarding a resolution of it. While the Poco acquisition agreement contains indemnification and escrow provisions which we believe will be sufficient to cover any monetary liability and out-of-pocket costs associated with these potential violations, if there should be an adverse outcome of this matter, we cannot assure you that the indemnity will be sufficient, our ability to export certain graphite products could be adversely impacted and our business reputation may be harmed, all of which could have a material adverse effect on our business and results of operations.

Our results of operations could be adversely affected by changes in taxation.

We have facilities in foreign countries and, as a result, are subject to taxation and audit by a number of taxing authorities. Tax rates vary among the jurisdictions in which we operate. Our results of operations could be affected by market opportunities or decisions we make that cause us to increase or decrease operations in one or more countries, or by changes in applicable tax rates or audits by the taxing authorities in countries in which we operate. In addition, we are subject to laws and regulations in various locations that govern the determination of which is the appropriate jurisdiction to decide when and how much profit has been earned and is subject to taxation in that jurisdiction. Changes in these laws and regulations could affect the locations where we are deemed to earn income, which could in turn affect our results of operations. We have deferred tax assets on our balance sheet. Changes in applicable tax laws and regulations could affect our ability to realize those deferred tax assets, which could also affect our results of operations. Each quarter we forecast our tax liability based on our forecast of our performance for the year. If that performance forecast changes, our forecasted tax liability may change.

Fluctuations in the value of the U.S. dollar in relation to other currencies may lead to lower net income and shareholders’ equity or may cause us to raise prices, which could result in reduced net sales.

Foreign currency exchange rate fluctuations could have an adverse effect on our net sales, results of operations and shareholders’ equity. Unfavorable foreign currency fluctuations against the U.S. dollar could require us to increase prices to foreign customers, which could result in lower net sales by us to such customers. Alternatively, if we do not adjust the prices for our products in response to unfavorable foreign currency fluctuations, our profitability could decline. In addition, sales made by our foreign subsidiaries will be denominated in the currency of the country in which these products are sold, and the currency we receive in payment for such sales could be less valuable at the time of receipt versus the time of sale as a result of foreign currency exchange rate fluctuations.

We may be subject to increased import duties as we seek to source more of the materials from which our products are made from foreign countries.

In an effort to reduce the cost of our products or to obtain the highest quality materials, we expect that our purchases of raw materials and components from foreign countries will increase. Those of our products manufactured in the United States or other countries from these materials and components may consequently be burdened by import duties imposed by the United States or those other countries, and these additional costs may be substantial and may put our products at a competitive disadvantage.

Volatility in the global economy could adversely affect results.

Financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months, including, among other things, volatility in securities prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuation of others, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. These conditions have had a significant adverse impact on our industry and financial condition and results of operations. There may be further change in the global economy, which could lead to further challenges in our business and negatively impact our financial results. The current tightening of credit in financial markets adversely affects the ability of our customers and suppliers to obtain financing for significant purchases and operations and could result in a decrease in orders and spending for our products and services. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions and the effects they may have on our business and financial condition. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be further materially and adversely affected.

An increased concentration of wafer manufacturing in Japan could result in lower sales of our wafer shipper products.

A large percentage of the world’s 300 mm wafer manufacturing currently takes place in Japan. Our market share in Japan is currently lower than in other regions we serve. If we are not able to successfully leverage our local manufacturing capability and increase market share in Japan, we may not be able to maintain our global market share in wafer shipper products, especially if 300 mm wafer manufacturing in Japan increases.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate and hurt our profitability.

Terrorist attacks may negatively affect our operations and any security we issue. There can be no assurance that there will not be future terrorist attacks against the United States or U.S. businesses. These attacks or other armed conflicts may directly impact our physical facilities or those of our suppliers or customers. Our primary facilities include headquarters, research and development and manufacturing facilities in the United States; sales, research and development and manufacturing facilities in Japan and Malaysia; and sales and service facilities in Europe and Asia. Attacks may also disrupt the global insurance and reinsurance industries with the result that we may not be able to obtain insurance at historical terms and levels for our facilities. Furthermore, such attacks may make travel and the transportation of our supplies and products more difficult and more expensive and may ultimately affect the sales of our products in the United States and overseas. As a result of terrorism, the United States may enter into additional armed conflicts, which could have a further impact on our domestic and international sales, our supply chain, our production capacity and our ability to deliver products to our customers. The consequences of these armed conflicts and the associated instability are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business and any security we issue.

Risks Related to Investing in our Securities

The price of our common stock has been volatile in the past and may be volatile in the future.

The price of our common stock has been volatile in the past and may be volatile in the future. For example, in fiscal year 2008, the closing price of our stock on The NASDAQ Global Select Market (“NASDAQ”) ranged from a low of $1.04 to a high of $8.76 and in fiscal year 2007, the closing price of our stock on NASDAQ ranged from a low of $7.87 to a high of $12.18. Our closing share price was $0.52 on March 2, 2009 and $4.00 on August 31, 2009.

The trading price of our common stock is subject to significant volatility in response to various factors, some of which are beyond our control including the following: the failure to meet the published expectations of securities analysts; changes in financial estimates by securities analysts; press releases or announcements by, or changes in market values of, comparable companies; volatility in the markets for high-technology stocks, general stock market price and volume fluctuations, which are particularly common among securities of high-technology companies; stock market price and volume fluctuations attributable to inconsistent trading volume levels; the cyclicality of the semiconductor industry and current industry downturn; our performance; our liquidity and our ability to repay the obligations under our Restated Credit Agreement when it comes due; our ability to respond to rapid shifts in demand; our ability to compete effectively; loss of key customers or decline in order volumes for new and existing products; our high fixed costs; manufacturing difficulties; risks associated with our significant foreign operations; additions or departures of key personnel; involvement in or adverse results from litigation; and perceived dilution from stock issuances.

Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions, terrorist or other military actions, or international currency fluctuations, as well as public perception of equity values of publicly traded companies may adversely affect the market price of our common stock. These market fluctuations may cause the trading price of our common stock to decrease. Future decreases in our stock price may adversely impact our ability to raise sufficient additional capital in the future, if needed.

If our common stock trades below book value and the business outlook worsens, we could be required to record material impairment losses for our long-lived assets, including property, plant and equipment and our identifiable intangibles.

In accordance with SFAS No. 144, we review our long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of an asset or group of assets exceeds its undiscounted cash flows, the asset will be written down to its fair value. As a result of the company experiencing a sustained and significant decline in its stock price and a significant decline in the current and forecasted business levels during the third and fourth quarters of fiscal year 2008, we reviewed the value of our long-lived assets and determined that none of our long-lived assets were impaired. The determination was based on reviewing estimated undiscounted cash flows for our asset groups, all of which were greater than their carrying values. As required under U.S. generally accepted accounting principles, the SFAS No. 144 impairment analyses occurred before the SFAS No. 142 goodwill impairment assessments.

The evaluation of the recoverability of long-lived assets requires us to make significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, the identification of the asset group at the lowest level of independent cash flows and the primary asset of the group; and long-range forecasts of revenue, reflecting management’s assessment of general economic and industry conditions, operating income, depreciation and amortization and working capital requirements.

Due to the inherent uncertainty involved in making these estimates, which are made in the current economic environment and plan for a recovery, actual results could differ from those estimates. In addition, changes in the underlying assumptions would have a significant impact on the conclusion that an asset group’s carrying value is recoverable, or the determination of any impairment charge if it was determined that the asset values were indeed impaired.

Due to the decline in our market capitalization and the uncertain economic environment within the semiconductor industry, we will continue to monitor circumstances and events in future periods to determine whether additional asset impairment testing is warranted.

It is possible that in the future we may no longer be able to conclude that there is no impairment of our long-lived assets, nor can we provide assurance that material impairment charges of long-lived assets will not occur in future periods. For example, our assessment of goodwill for impairment during the second half of 2008 resulted in a determination that the carrying value of our goodwill as of August 31, 2008 (our annual impairment test date) and, due to events and circumstances, through the end of the third and fourth quarters of the year ended December 31, 2008 exceeded its fair value. During the third quarter of 2008 we wrote off $379.8 million of goodwill and at the end of the year we wrote off the remaining goodwill of $94.0 million.

Our annual and quarterly operating results are subject to fluctuations as a result of rapid demand shifts and our modest level of backlog, and if we fail to meet the expectations of securities analysts or investors, the market price of our common stock may decrease significantly.

Our sales and profitability can vary significantly from quarter to quarter and year to year. Because our expense levels are relatively fixed in the short-term, an unanticipated decline in revenue in a particular quarter could disproportionately affect our net income in that quarter. In addition, we make a substantial portion of our shipments shortly after we receive the order, and therefore we operate with a relatively modest level of backlog. As a consequence of the just-in-time nature of shipments and the modest level of backlog, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future. Such fluctuations in our results could cause us to fail to meet the expectations of securities analysts or investors, which could cause the market price of our common stock to decline substantially. We believe that period-to-period comparisons of our results of operations may not be meaningful, and you should not rely upon them as indicators of our future performance.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our business and operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. For example, during each of the years 2007 and 2006, a material weakness in internal control over financial reporting was identified. Each of these material weaknesses represented a reasonable possibility that a material misstatement of our annual or interim financial statements would not have been prevented or detected. In addition, we restated our interim financial statements for the first quarter on 2008 as a result of two significant deficiencies we identified. None of the material weaknesses in 2006 or 2007 required the restatement of any of our annual financial statements.

Any failure to implement and maintain improvements in the controls over our financial reporting, or difficulties encountered in the implementation of these improvements in our controls, could cause us to fail to meet our reporting obligations. Any failure to improve our internal controls to address the identified material weaknesses could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our stock.

Changes effected by the Sarbanes-Oxley Act of 2002 and related SEC regulations have in the past and are likely to continue to increase our costs.

The Sarbanes-Oxley Act of 2002 required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the Securities and Exchange Commission and the NASDAQ have promulgated new rules and listing standards covering a variety of subjects. Compliance with these rules and listing standards has increased our legal and financial and accounting costs, and we expect these increased costs to continue indefinitely. We also expect these developments may make it more difficult and more expensive for us to obtain director and officer liability insurance in the future, and we may be forced to accept reduced coverage or incur substantially higher costs to obtain coverage. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors, particularly independent directors, or qualified executive officers.

Provisions in our charter documents, Delaware law and our shareholder rights plan may delay or prevent an acquisition of us, which could decrease the value of your shares.

Our certificate of incorporation and by-laws, Delaware law and our shareholder rights plan contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include limitations on actions by our stockholders by written consent. In addition, our board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer.

Our restated certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits publicly held Delaware corporations to which it applies from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares of common stock and could, as a result, reduce the likelihood of an increase in the price of our common stock that would otherwise occur if a bidder sought to buy our common stock.

Our shareholder rights plan will permit our stockholders to purchase shares of our common stock at a 50% discount upon the occurrence of specified events, including the acquisition by anyone of 15% or more of our common stock, unless such event is approved by our board of directors. Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock.

Our certificate of incorporation provides that our board of directors is authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Subject to applicable NASDAQ standards, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares. Issuances of common stock or the exercise of employee and director stock options would dilute your percentage ownership interest, which will have the effect of reducing your influence over matters on which our stockholders vote. In addition, we may issue substantial quantities of our common stock in order to effect acquisitions which would also dilute your ownership interest. If the issuances are made at prices that reflect a discount from the then current trading price of our common stock, your interest in the book value of our common stock might be diluted.

We do not intend to pay dividends or other distributions to our stockholders.

We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future. Furthermore, our Restated Credit Agreement contains restrictions that limit our ability to pay dividends. We expect that we will retain all available earnings generated by our operations for business operations and debt service.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report on Form 8-K (this “8-K”), contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this 8-K regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding our ability to meet our obligations under the financial covenants of our Restated Credit Agreement, our ability to repay our obligations under the Restated Credit Agreement when due, the timing, strength and duration of any recovery in the semiconductor and microelectronics markets, and our ability to successfully integrate the businesses that we have acquired are all forward-looking in nature. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

•	industry downturn and cycles, including the strength of any recovery in the semiconductor and other high technology markets in which we participate;

•	the cyclicality and rapid demand shifts in the semiconductor industry, including our ability to meet demand in response to rapid shifts;

•	our ability to maintain our technological expertise;

•	loss of key customers or decline in order volumes for new and existing products;

•	our high fixed costs;

•	manufacturing difficulties;

•	competitive factors;

•	market acceptance of our 300 mm shipper products;

•	business acquisitions or joint ventures;

•	risks associated with our significant foreign operations;

•	restrictions in our Restated Credit Agreement;

•	our ability to secure additional funds;

•	our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

•

our failure to successfully transfer manufacturing of our microenvironments products from our Chaska Minnesota plant to our Kulim, Malaysia plant in connection with the closure of the Chaska plant that has been manufacturing these products which could materially adversely affect our business, financial condition and operating results;

•	costs associated with lengthy product qualification periods;

•	changes in our relationships with our suppliers for critical raw materials;

•	our ability to enter into and maintain agreements with current and future suppliers of critical raw materials on commercially reasonable terms;

•	the demand for securities of materials suppliers to semiconductor and microelectronics companies in general;

•	inability to protect our intellectual property rights;

•	our ability to resolve certain pending regulatory matters on favorable terms;

•	compliance with current or prospective governmental regulation;

•	litigation;

•	technological change; and

•

general economic and market conditions, including the effect of an economic downturn on our customers, who may postpone spending and delay orders with us, or our suppliers and distributors, who may delay products and may increase receivable defaults and inventory challenges.

You should also consider carefully the statements set forth above in the section entitled “Risk Factors” as well as the information in our latest Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Periodic Reports on Form 8-K, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise publicly any such statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: September 2, 2009	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel